UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

Sculptor Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33805	26-0354783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,
New York, NY 10019
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(212) 790-0000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Agreement and Plan of Merger

On October 26, 2023, Sculptor Capital Management, Inc., a Delaware corporation (“Sculptor” or the “Company”), entered into Amendment No. 2 (the “Second Amendment”) to its previously announced Agreement and Plan of Merger dated July 23, 2023, as amended on October 12, 2023 by Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment”) (including the schedules and exhibits thereto, the “Existing Merger Agreement” and, as amended by the Second Amendment, the “Amended Merger Agreement”), by and among Sculptor, Rithm Capital Corp., a Delaware corporation (“Rithm”), Sculptor Capital LP, a Delaware limited partnership and subsidiary of Sculptor (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and subsidiary of Sculptor (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and subsidiary of Sculptor (“Advisors II LP”), Calder Sub, Inc., a Delaware corporation and subsidiary of Rithm (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub III”). Capitalized terms used herein shall have the meanings assigned to them in the Existing Merger Agreement or the Amended Merger Agreement, as applicable, unless otherwise defined herein.

As previously announced, the Existing Merger Agreement provided for, among other things, upon the terms and subject to the conditions set forth therein, (i) the merger of Merger Sub Inc. with and into Sculptor, with Sculptor surviving such merger as the surviving corporation, (ii) the merger of Merger Sub I with and into Capital LP, with Capital LP surviving such merger as the surviving partnership, (iii) the merger of Merger Sub II with and into Advisors LP, with Advisors LP surviving such merger as the surviving partnership, and (iv) the merger of Merger Sub III with and into Advisors II LP, with Advisors II LP surviving such merger as the surviving partnership.

Effect of Public Merger on Capital Stock

Pursuant to the Second Amendment the parties have agreed, on the terms and subject to the conditions set forth in the Merger Agreement (as amended by the Second Amendment), (i) to increase the Public Merger Consideration (as defined below) to be paid by Rithm for the Class A Common Stock, $0.01 par value per share, of Sculptor (“Company Class A Common Stock”, and together with each share of Class B common stock, $0.01 par value per share, of the Company, the “Sculptor Common Stock”), to $12.70 per share of Company Class A Common Stock, without interest (the “Public Merger Consideration”) and (ii) to increase the LP Merger Consideration to $177,856,138.

Waiver of Client Consent Condition

The Second Amendment waives the condition to Closing in Section 7.2(c) and 7.2 (e) of the Amended Merger Agreement relating to the Client Consent Condition so long as the Closing occurs on or prior to November 17, 2023.

Termination Fee; Expense Reimbursement

Additionally, the Second Amendment increases the termination fee payable by Sculptor to Rithm in certain circumstances pursuant to the Merger Agreement (the “Company Termination Fee”). Under the terms of the Second Amendment, the Company Termination Fee has been increased to $22,426,831 (net any payment of Rithm expenses). The Second Amendment also increases the cap on the amount of Rithm expenses that Sculptor is required to reimburse in certain circumstances to $5,677,679.

Other than as expressly modified pursuant to the Second Amendment, the Existing Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Sculptor on July 24, 2023 and as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Sculptor on October 12, 2023, remains in full force and effect as originally executed on July 23, 2023 and amended on October 12, 2023. The foregoing summary of the principal terms of Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full copy of Second Amendment filed hereto as Exhibit 2.1 and incorporated herein by reference.

The Second Amendment has been attached to provide investors with information regarding its terms. Further, the Second Amendment should not be read alone but instead in conjunction with the Existing Merger Agreement which it amends and with the other information regarding the Amended Merger Agreement, the transactions contemplated by the Amended Merger Agreement, Rithm, Sculptor, their respective affiliates and their respective businesses that is contained in, or incorporated by reference into, the proxy statement that has been filed with the SEC by Sculptor in connection with the transactions contemplated by the Amended Merger Agreement, as amended or supplemented from time to time, as well as in the definitive proxy statement, Forms 10-K, Forms 10-Q and other filings that Rithm or Sculptor files or furnishes with the SEC.

Item 7.01 Regulation FD Disclosure.

On October 27, 2023, Rithm and the Company jointly issued a press release announcing entry into the Second Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated by reference into this Item 7.01.

The information contained in the press release and Exhibit 99.1 is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing filed by Sculptor under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report on Form 8-K with respect to the press release and Exhibit 99.1 is not intended to, and does not, constitute a determination or admission by Sculptor that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Sculptor.

Item 8.01 Other Events.

Transaction Support Agreement

In connection with entering into the Second Amendment, on October 26, 2023, Rithm entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with each of Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor, Zoltan Varga and other signatories party thereto (other than Rithm, the “Supporting Stockholders”), whereby each Supporting Stockholder has agreed, among other things, to vote all shares held by such Supporting Stockholder in favor of the Company Stockholder Approval at any meeting of the stockholders of Sculptor and in favor of any other transactions or matters expressly contemplated by the Amended Merger Agreement and (ii) against any alternative acquisition proposals. The Supporting Stockholders also agreed not to transfer or otherwise dispose of any Sculptor Common Stock or other securities of Sculptor or its subsidiaries, other than certain permitted transfers, during the term of the Transaction Support Agreement. As of the date hereof, the Supporting Stockholders collectively control approximately 15.2% of the voting power in connection with the Company Stockholder Approval.

Pursuant to the Transaction Support Agreement, the Supporting Stockholders have also agreed not to commence any proceeding or pursue any Claims relating to the Transactions prior to the Closing, and to dismiss with prejudice any existing demands or Claims against Rithm, Sculptor and their affiliates and representatives, including the claims in the matter captioned In re Sculptor Capital Management, Inc. Stockholder Litigation, C.A. No. 2023-0921-SG (Del. Ch.) and any demands under Section 220 of the General Corporation Law of the State of Delaware.

The Transaction Support Agreement will terminate upon the earliest to occur of, among other things, (i) the termination of the Amended Merger Agreement pursuant to and in compliance with the terms therein, (ii) the mutual written consent of Rithm and the Supporting Stockholders, (iii) certain amendments to the Amended Merger Agreement without the prior written consent of each Supporting Stockholder, (iv) any Prohibited CIO  Compensation Change, as such term is defined in the Transaction Support Agreement, (v) any agreements, arrangements or understandings are entered into by the Company or Rithm with the Company’s named executive officers other than Mr. Levin (other than previously disclosed arrangements with the Company’s named executive officers, and other than ordinary course retention and employment arrangements with employees of the Company other than the Company’s named executive officers) or (vi) Rithm withholds, withdraws, modifies or qualifies or proposes to withhold, modify or qualify the TRA Guarantee.

The foregoing description of the Transaction Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Support Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Rithm on the date hereof and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1
Amendment No. 2 to Agreement and Plan of Merger, dated as of October 26, 2023, by and among Rithm Capital Corp., Sculptor Capital Management, Inc., Sculptor Capital LP, Sculptor Capital Advisors LP, Sculptor Capital Advisors II LP, Calder Sub, Inc., Calder Sub I, LP, Calder Sub II, LP, and Calder Sub III, LP.

99.1	Joint Press Release, dated as of October 27, 2023.
99.2
Transaction Support Agreement, dated as of October 26, 2023, by and among Rithm Capital Corp. and Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor, Zoltan Varga and other signatories party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Rithm on October 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed transaction between Rithm and Sculptor. In connection with the proposed transaction, Sculptor has filed with the Securities and Exchange Commission (“SEC”) and mailed or otherwise provided to its stockholders a proxy statement regarding the proposed transaction. Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents containing information about Sculptor and the proposed transaction, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com. In addition, the proxy statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

Sculptor and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Sculptor’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Sculptor in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement when it is filed with the SEC. You may also find additional information about Sculptor’s directors and executive officers in Sculptor’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from Sculptor using the contact information above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed transaction. All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent Sculptor’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond Sculptor’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sculptor’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on Sculptor’s website (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain stockholder approvals; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on Sculptor’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by Sculptor with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for Sculptor to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and Sculptor expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Sculptor’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Capital Management, Inc.

Dated: October 27, 2023

	By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer